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EXHIBIT 99.5

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        I, McHenry T. Tichenor, Jr., hereby consent to the use in the Registration Statement on Form S-4 of Univision Communications Inc., a Delaware corporation ("Univision"), to which this Consent is filed as an exhibit, of my name as a person about to become a Director of Univision.

/s/ MCHENRY T. TICHENOR, JR. McHenry T. Tichenor, Jr.

January 21, 2003

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EXHIBIT 99.5
CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR